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Exhibit 21

                          Subsidiaries of the Company

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Name                                               Jurisdiction of Incorporation
ITG Inc.                                           Delaware
ITG Capital, Inc.                                  Delaware
Inference Group LLC                                Delaware
Edge Fund I L.P.                                   Delaware
ITG Software Inc.                                  Delaware
AlterNet Securities, Inc.                          Delaware
ITG Ventures, Inc.                                 Delaware
ITG Software Solutions, Inc.                       Delaware
Investment Technology Group International Limited  Ireland
ITG Investment Technology Group (Israel) Ltd.      Israel
ITG Australia Holdings PTY Ltd.                    Australia
ITG Pacific Holdings PTY Limited                   Australia
ITG Australia Ltd.                                 Australia
ITG Global Trading Incorporated                    Delaware
ITG Canada Corp.                                   Nova Scotia
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